UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Form 8-K originally filed by Whirlpool Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 30, 2009 (the “Initial Form 8-K”) is hereby supplemented by this Amendment No. 1 to Current Report on Form 8-K/A in order to file certain exhibits as listed in Item 9.01(d) below. The Company closed the offering of the Notes (as defined in the Initial Form 8-K) on May 4, 2009. This Form 8-K/A continues to describe conditions as of the date of the Initial Form 8-K, and the disclosures contained therein have not been updated to reflect events, results or developments that occurred after the Initial Form 8-K, or to modify or update those disclosures affected by subsequent events.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
1.1	Selling Agency Agreement, dated April 30, 2009, by and among Whirlpool Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein.

1.2	Terms Agreement, dated April 30, 2009, by and among Whirlpool Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

May 5, 2009	By:	/s/ ROY W. TEMPLIN
	Name:	Roy W. Templin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1	Selling Agency Agreement, dated April 30, 2009, by and among Whirlpool Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein.

1.2	Terms Agreement, dated April 30, 2009, by and among Whirlpool Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 4, 2009.